United States Short Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended June 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,049,390
Unrealized Gain (Loss) on Market Value of Futures	(2,708,470)
Dividend Income	196
Interest Income	177
ETF Transaction Fees	700
Total Income (Loss)	$341,993

Expenses
General Partner Management Fees	$9,009
Brokerage Commissions	1,927
NYMEX License Fee	225
Non-interested Directors' Fees and Expenses	171
Prepaid Insurance Expense	36
Other Expenses	7,106
Total Expenses	18,474
Expense Waiver	(4,854)
Net Expenses	$13,620
Net Income (Loss)	$328,373

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/12	$22,600,001
Redemptions (200,000 Units)	(8,458,901)
Net Income (Loss)	328,373

Net Asset Value End of Month	$14,469,473
Net Asset Value Per Unit (350,000 Units)	$41.34

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,

to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway, Suite 145

Alameda, CA 94502